UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 2, 2013

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02(e) and Item 5.07.	Compensatory Arrangements of Certain Officers; Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Equifax Inc. (the “Company”) was held on May 2, 2013. There were 120,539,136 shares of common stock outstanding and entitled to be voted, and 108,105,987 of those shares (89.68% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.

Five items of business were acted upon by the shareholders at the Annual Meeting:

1.	The election of nine directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	Ratification of the action of the Audit Committee of the Board of Directors appointing Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013;

3.	Approval of the Amended and Restated 2008 Omnibus Incentive Plan;

4.	Approval of the material terms of the performance goals under the 2008 Omnibus Incentive Plan; and

5.	An advisory vote to approve named executive compensation as disclosed in the Annual Meeting proxy statement filed with the Securities and exchange Commission on March 20, 2013 (the “Proxy Statement”).

The shareholders elected all of the Company’s nominees for director; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2013; approved the Amended and Restated Omnibus Incentive Plan; approved the material terms of the performance goals under the 2008 Omnibus Incentive Plan; and approved the advisory vote on named executive officer compensation.

1.	Election of Directors:

	Shares For	Shares Against	Shares Abstain

James E. Copeland, Jr.	95,859,058	3,508,680	743,735
Robert D. Daleo	93,961,820	5,374,291	775,362
Walter W. Driver, Jr.	85,678,557	13,693,833	739,083
Mark L. Feidler	95,857,449	3,509,811	744,213
L. Phillip Humann	92,504,781	6,861,757	744,935
Siri S. Marshall	93,561,989	5,829,601	719,883
John A. McKinley	95,889,990	3,468,021	743,462
Richard F. Smith	93,170,634	5,741,974	1,198,865
Mark B. Templeton	93,975,165	5,420,585	715,723

There were 7,994,514 broker non-votes with respect to each director nominee listed above.

Accordingly, each of the nine nominees received a majority of the votes cast in favor of that director’s election and was elected.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	103,958,884
Votes Against	3,047,685
Abstentions	1,099,418

There were no broker non-votes on this proposal.

Accordingly, a majority of the votes cast on the ratification of the auditors were in favor of the proposal and the appointment of Ernst & Young LLP as independent auditors was ratified.

3. Approval of the Amended and Restated 2008 Omnibus Incentive Plan:

Votes For	76,684,695
Votes Against	22,508,565
Abstentions	918,213

There were 7,994,514 broker non-votes on this proposal.

Accordingly, a majority of the votes cast (including abstentions) on the approval of the Amended and Restated 2008 Omnibus Incentive Plan were in favor of the proposal, and the total votes cast (including abstentions) represented over 50% of all shares entitled to vote on this proposal, so the Amended and Restated 2008 Omnibus Incentive Plan was approved.

4.	Approval of the Material Terms of Performance Goals under the 2008 Omnibus Incentive Plan:

Votes For	88,918,066
Votes Against	10,271,320
Abstentions	922,087

There were 7,994,514 broker non-votes on this proposal.

Accordingly, a majority of the votes cast on the approval of the material terms of the performance goals under the 2008 Omnibus Incentive Plan were in favor of the proposal and the material terms of the performance goals under such plan were approved.

5.	Advisory Vote on Named Executive Compensation:

Votes For	92,981,031
Votes Against	6,252,775
Abstentions	877,667

There were 7,994,514 broker non-votes on this proposal.

Accordingly, a majority of the votes cast on the advisory vote to approve named executive compensation were “For” approval of the executive compensation as disclosed in the Proxy Statement.

Item 9.01(d)	Exhibits.

The following exhibit is filed pursuant to Item 9.01(d):

99.1	Text of Amended and Restated Omnibus Incentive Plan (incorporated by reference to Appendix C to the Proxy Statement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2013	EQUIFAX INC.

/s/ Dean C. Arvidson
Dean C. Arvidson
Senior Vice President and Corporate Secretary

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description
99.1	Text of Amended and Restated Omnibus Incentive Plan (incorporated by reference to Appendix C to the Proxy Statement).

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